Exhibit 99.1

GLOBAL BPO SERVICES CORP.

(A Development Stage Company)

Financial Statements

As at and for the period from June 26, 2007 (date of inception) to October 23, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders of

Global BPO Services Corp.

We have audited the accompanying balance sheet of Global BPO Services Corp. (a development stage company) as of October 23, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period from June 26, 2007 (date of inception) to October 23, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global BPO Services Corp. as of October 23, 2007 and the results of its operations and its cash flows for the period from June 26, 2007 (date of inception) to October 23, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO SEIDMAN, LLP

Boston, MA
October 25, 2007

GLOBAL BPO SERVICES CORP.

(A Development Stage Company)

BALANCE SHEET

As of October 23, 2007

ASSETS:
Current assets:
Cash and cash equivalents	$1,225,448
Cash and cash equivalents held in Trust	246,300,000
Prepaid expenses	169,450

Total current assets	247,694,898
Equipment, net	12,678

TOTAL ASSETS	$247,707,576

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Notes payable - stockholders	$200,000
Deferred underwriting fee	7,500,000
Accrued offering costs	774,869
Accrued expenses - other	179,805

Total current liabilities	8,654,674

Common stock subject to possible conversion (9,374,999 shares at conversion value)	73,874,992

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.001 par value, 1,000,000 shares authorized; none outstanding	—
Common Stock, $0.001 par value, 119,000,000 shares authorized; 30,859,375 shares issued and outstanding (excluding 9,374,999 shares subject to possible conversion)	30,859
Additional paid-in-capital	165,172,491
Deficit accumulated during the development stage	(25,440)

Total stockholders’ equity	165,177,910

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$247,707,576

See notes to financial statements

GLOBAL BPO SERVICES CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period from June 26, 2007 (date of inception) to October 23, 2007

Expenses:
Formation, general and administrative costs	$22,235
Interest expense to certain founding stockholders	3,205

Net loss for the period	$(25,440)

Weighted average number of shares outstanding	9,833,994

Net loss per share — basic and diluted	$(.00)

See notes to financial statements

GLOBAL BPO SERVICES CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from June 26, 2007 (date of inception) to October 23, 2007

	Common Stock		Additional Paid-in- Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Issuance of common stock to founding stockholders	8,984,374	$8,984	$41,016	$—	$50,000
Proceeds from sale of underwriters purchase option	—	—	100	—	100
Proceeds from issuance of warrants	—	—	7,500,000	—	7,500,000
Sale of 31,250,000 units through public offering net of underwriters’ discount and offering expenses of $971,858 and net of $73,874,992 proceeds allocable to 9,374,999 shares of common stock subject to possible conversion	21,875,001	21,875	157,631,375	—	157,653,250
Net loss for the period	—	—	—	(25,440)	(25,440)

Balance at October 23, 2007	30,859,375	$30,859	$165,172,491	$(25,440)	$165,177,910

See notes to financial statements

GLOBAL BPO SERVICES CORP.

STATEMENT OF CASH FLOWS

For the period from June 26, 2007 (date of inception) to October 23, 2007

Cash flows used in operating activities:
Net loss for the period	$(25,440)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in current assets and liabilities:
Prepaid expenses	(169,450)
Accrued expenses - other	179,805

Net cash used in operating activities	(15,085)

Cash flows from financing activities:
Proceeds from notes payable - stockholders	200,000
Proceeds from issuance of common stock to founding stockholders	50,000
Proceeds from issuance of warrants to founding stockholders	7,500,000
Proceeds from purchase of underwriters’ purchase option	100
Portion of net proceeds from sale of units through public offering allocable to shares of common stock subject to possible conversion	73,874,992
Net proceeds from sale of units through public offering, net of offering costs	165,928,119

Net cash provided by financing activities	247,553,211

Cash flows from investing activities:
Cash contributed to Trust Account	(246,300,000)
Purchase of equipment	(12,678)

Net cash used in investing activities	(246,312,678)

Net increase in cash and cash equivalents	1,225,448
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$1,225,448

Supplemental disclosure of non-cash financing activity:
Fair value of underwriting purchase option included in offering costs	$4,593,567
Accrued offering costs	774,869
Deferred underwriting fees	7,500,000

See notes to financial statements

GLOBAL BPO SERVICES CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

October 23, 2007

Note 1. Organization and Business Operations

Global BPO Services Corp. (the “Company”), was incorporated in Delaware on June 26, 2007 as a blank check development stage company to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination (each a “Business Combination”) one or more domestic or international operating businesses in the business process outsourcing industry.

As of October 23, 2007, the Company had not yet commenced any operations. All activity through October 23, 2007 relates to the Company’s formation and the public offering described below.

The Company’s registration statement was declared effective on October 17, 2007 and on October 23, 2007, the Company closed its initial public offering (the “Offering”), which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a Business Combination. There is no assurance that the Company will be able to successfully consummate a Business Combination. Upon the closing of the Offering, with the exception of $250,000 which will be available for working capital purposes and $950,000 for Offering related expenses, all of the remaining net proceeds will be held in a trust account (“Trust Account”) and invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of a first Business Combination or (ii) liquidation of the Company. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares issued in the Offering vote against the proposed Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. The Company’s Founding Stockholders (as defined below) will not have such conversion rights with respect to any shares of common stock owned by them. All of the Company’s stockholders prior to the Offering, including all of the officers, directors and members of the strategic advisory council of the Company (“Founding Stockholders”), have agreed to vote their founding and open market purchases of shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder, other than a Founding Stockholder, who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the proposed consummation of the Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Founding Stockholders.

The Company’s second amended and restated certificate of incorporation provides for the Company’s common stock to have a par value of $0.001 per share and, on June 29, 2007, the Company issued 100 shares of common stock to its Chairman of the Board of Directors, President and Chief Executive Officer. On July 9, 2007, the Company issued a further 8,984,274 shares of common stock to its Founding Stockholders for a combined total capital contribution of $50,000 for the two issuances. The Company’s second amended and restated certificate of incorporation states that a mandatory dissolution of the Company and subsequent liquidation of the funds held in the Trust Account will occur in the event that the Company does not consummate a Business Combination within 24 months of the date of the prospectus relating to the Offering. It also provides that 24 months from the prospectus related to the Offering, the Company’s corporate existence will cease. To the extent the underwriters’ over-allotment option is not exercised, 1,171,874 shares issued to the Founding Stockholders are subject to redemption. In the event of dissolution and liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units (each as defined below) to be offered in the Offering discussed in Note 3). The second amended and restated certificate of incorporation authorizes 1,000,000 shares of preferred stock and 119,000,000 shares of common stock.

As indicated in the accompanying financial statements as at October 23, 2007, the Company has no operations. All activity through October 23, 2007 is related to the Company’s formation and preparation for and consummation of the Offering. The Company has selected December 31 as its fiscal year end.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements include the accounts of the Company. The Company has been formed as a special purpose acquisition company with the purpose to acquire a company operating in the business process outsourcing industry.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Equipment

Equipment consists of computer equipment and is recorded at cost. Depreciation is recorded on a straight-line basis over the estimated useful life of three years commencing on the date that it is put into use after the close of the Offering. Repair and maintenance expense is expensed as incurred.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. As of October 23, 2007, the Company has provided a full valuation allowance against any deferred income tax benefits.

Loss Per Common Share

Basic loss per share is computed by dividing net loss applicable to common stock by the weighted average common shares outstanding during the period.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The Company has issued 38,750,000 warrants to purchase common stock at an exercise price of $6.00 per share. However, as the Company has reported a net loss for the period, any effect of these warrants would be anti-dilutive. Therefore, basic and diluted loss per share were the same for the period from the date of inception (June 26, 2007) through October 23, 2007.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3. Public Offering

The Company’s registration statement was declared effective on October 17, 2007 and on October 23, 2007, the Company closed its initial public offering of 31,250,000 units (the “Units”) at a price of $8.00 per Unit. Proceeds from the initial public offering totaled approximately $231,520,000, which were net of approximately $18,480,000 in underwriting fees and other expenses related to the Offering. In addition, the Company has granted its underwriters an option (the “Over-Allotment Option”), exercisable not later than 30 days after the sale of the Units, to purchase up to 4,687,500 additional Units to cover over-allotments. Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the consummation of a Business Combination with a target business or one year from the date of the Company’s final prospectus relating to the Offering and expiring four years from the date of the Company’s final prospectus. The Warrants are redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, if, and only if, the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. The Company may not redeem the Warrants unless the Warrants and the shares of common stock underlying the Warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. In no event will the registered holders of a Warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of the Company’s common stock.

The Company’s Founding Stockholders have collectively purchased an aggregate of 7,500,000 founder warrants at the price of $1.00 per warrant for a total of $7,500,000. The founder warrants were purchased separately and not in combination with common stock in the form of units. The purchase price of the founder warrants has been added to the proceeds from the Offering to be held in the Trust Account pending the Company’s completion of one or more Business Combinations. If the Company does not complete one or more approved Business Combinations that meet the criteria described in the Offering, then the $7,500,000 purchase price of the founder warrants will become part of the amount payable to the Company’s Public Stockholders upon the liquidation of the Trust Account and the founder warrants will become worthless.

The founder warrants have terms and provisions that are identical to the Warrants being sold in the Offering, except that (i) such founder warrants have been placed in escrow and will not be released before, except in limited circumstances, one year from the consummation of an approved Business Combination, (ii) such founder warrants will be non-redeemable as long as the Founding Stockholders hold them, (iii) such founder warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants, (iv) such founder warrants may be exercised on a cashless basis and (v) such founder warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed upon or prior to the consummation of the Offering. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow.

The Company believes the purchase price of $1.00 per warrant for the private placement warrants represents the fair value of such warrants on the date of purchase and accordingly no compensation expense has been recognized with respect to the issuance of the founder warrants.

The Company has sold the Units issued in the Offering to its underwriters at a price per share equal to $7.44 (a discount of $0.56 per share), resulting in an aggregate underwriting discount to the underwriters of $17,500,000 if the Over-Allotment Option is not exercised and $20,125,000 if the Over-Allotment Option is exercised. The Company has sold to its underwriters, for $100, an option to purchase up to a total of 1,562,500 units. The Company accounted for the fair value of the underwriters’ purchase option as an expense of the Offering, resulting in a charge directly to stockholders’ equity, offset by an equivalent increase to stockholders’ equity for the issuance of the underwriters’ purchase option. The units issuable upon exercise of this option are identical to those offered by the Company’s final prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the Offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of an approved Business Combination and October 17, 2008 and expiring four years from the date of the Company’s final prospectus. The option and the 1,562,500 units, the 1,562,500 shares of common stock and the 1,562,500 warrants underlying such units, and the 1,562,500 shares of common stock underlying such warrants, have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement, which was October 17, 2007, except to any underwriter and selected dealer participating in the Offering and their bona fide officers or partners. The option and its underlying securities have been registered under the registration statement of which the Company’s final prospectus forms a part. The Company will have no obligation to net cash settle the exercise of the option or the warrants underlying the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be $4,593,567 using an expected life of four years, volatility of 48.84% and a risk-free interest rate of 3.98%. The expected volatility of approximately 48.84% was estimated by management based on an evaluation of the historical volatilities of public entities in the business processing outsourcing industry. The Company has no trading history, and as a result it is not possible to value this option based on historical trades. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

Note 4. Issue of founders’ shares

In June and July 2007, the Company issued a total of 8,984,374 of shares of common stock to its Founding Stockholders, some of whom are also officers and directors of the Company, for total cash proceeds of $50,000. In the event that the underwriters’ over-allotment is not exercised, or is only partly exercised, within 30 days of the Offering, the Company will redeem a total of 1,171,874, or a pro rata amount if such exercise is only in part, at no cost to the Company.

Note 5. Commitments

The Company utilizes certain administrative services and office space provided by Trillium Capital LLC, an entity affiliated with the Company’s Chairman of the Board of Directors, President and Chief Executive Officer. The Company has agreed to pay such affiliate $10,000 per month for such services commencing immediately after the close of the Offering.

In connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters. Pursuant to the Underwriting Agreement, the Company was obligated to the underwriter for certain fees and expenses related to the Offering, including underwriters’ discounts of $17,500,000. The Company paid $10,000,000 of the underwriting discount upon closing of the Offering. The Company and the underwriters have agreed that payment of the balance of the underwriting discount of $7,500,000 will be deferred until consummation of the Business Combination. Accordingly, a deferred underwriting fee comprised of the deferred portion of the underwriting discount is included in the accompanying balance sheet at October 23, 2007.

Note 6. Notes Payable - Stockholders

On June 29, 2007, pursuant to promissory notes of the same date, certain of the Company’s officers and directors provided a loan to the Company in the amount of $200,000, bearing interest at an annual rate of 5% compounded semi-annually. The proceeds from the loans were used to cover pre-offering expenses. The loans are expected to be repaid prior to the Company’s fiscal year end of December 31, 2007 from the net proceeds of the Offering not held in trust.